Exhibit 99.1

Delphi Technologies reports fourth quarter and full year 2019 results above prior outlook

•	Revenue, adjusted net income per share and cash flow from operations above the top-end of prior outlook ranges

•	Restructuring initiatives ahead of plan

•	Strengthened balance sheet and improved liquidity profile versus third quarter

•	Announced compelling transaction with BorgWarner to enhance propulsion technologies leadership
LONDON - February 13, 2020 - Delphi Technologies PLC (NYSE: DLPH) (“Delphi Technologies” or the “Company”) today announced financial results for its fourth quarter and full year 2019.
Q4 2019 results

	Revenue	Operating Income	Operating Income Margin	Net Income per Share - Diluted	Cash Flow From Operations
GAAP	$1.1 B	$(15) M	(1.4)%	$(0.46)	$142 M
vs. Q4 2018	(10)%	(116)%	(9.3) pts	(130)%	$16 M

	Adj. Revenue Growth	Adj. Operating Income	Adj. Operating Income Margin	Adj. Net Income per Share - Diluted
Non-GAAP	N/A	$75 M	7.1%	$0.62
vs. Q4 2018	(8)%	(40)%	(3.6) pts	(42)%
Full year 2019 results

	Revenue	Operating Income	Operating Income Margin	Net Income per Share - Diluted	Cash Flow From Operations
GAAP	$4.4 B	$141 M	3.2%	$0.19	$292 M
vs. 2018	(10)%	(68)%	(5.7) pts	(95)%	$(127) M

	Adj. Revenue Growth	Adj. Operating Income	Adj. Operating Income Margin	Adj. Net Income per Share - Diluted
Non-GAAP	N/A	$314 M	7.2%	$2.43
vs. 2018	(7)%	(43)%	(4.1) pts	(45)%
Q4 2019

•
Revenue of $1.1 billion decreased 10% percent from the year-ago quarter. Adjusting for currency exchange, revenue decreased 8%. The decline was primarily due to lower global production, particularly in North America and Europe, the downward trend in passenger car diesel fuel injection systems in Europe, and the closure of certain customer production sites in North America. This was partially offset by an increase in sales of passenger car gasoline fuel injection systems in China.

•	On a regional basis, quarterly adjusted revenue reflects decreases of 13% in Europe, 18% in North America, and 17% in South America, partially offset by an increase of 14% in Asia Pacific.

•
Operating loss was $15 million, compared to operating income of $93 million in the year-ago quarter. Adjusted operating income was $75 million, compared to $125 million in the prior year period. The year-on-year decline in adjusted operating income was primarily due to unfavorable product mix, most notably between higher margin passenger car diesel fuel injection systems, and lower margin advanced gasoline direct injection fuel systems. In addition, the decline was also impacted by lower volumes, partially offset by the benefits of announced restructuring initiatives.

•	Earnings per diluted share of $(0.46) represents a 130% decline from the year-ago quarter. Excluding special items, earnings per diluted share was $0.62, compared to $1.06 in the year-ago quarter.

•
Cash flow from operating activities was $142 million, compared to $126 million in the prior year period. The year-on-year increase is primarily due to an improvement in working capital, offset by the decrease in net income, excluding the impact of non-cash items.

Full year 2019

•
Revenue of $4.4 billion decreased 10% percent from the prior year period. Adjusting for currency exchange, revenue decreased 7%. The decline was primarily due to lower global production, particularly in China, the downward trend in passenger car diesel fuel injection systems in Europe, and the closure of certain customer production sites in North America.

•	On a regional basis, year-on-year adjusted revenue reflects decreases of 10% in North America, 9% in Asia Pacific, 4% in Europe and 4% in South America.

•
Operating income was $141 million, compared to $434 million in the prior year period. Adjusted operating income was $314 million, compared to $548 million in the prior year period. The year-on-year decline in adjusted operating income was primarily due to unfavorable product mix, most notably between higher margin passenger car diesel fuel injection systems, and lower margin advanced gasoline direct injection fuel systems, as well as lower revenues. In addition, the decline was also impacted by lower volumes, partially offset by the benefits of announced restructuring initiatives.

•	Earnings per diluted share of $0.19 represents a 95% decline from the prior year period. Excluding special items, earnings per diluted share was $2.43, compared to $4.38 in the prior year period.

•
Cash flow from operating activities was $292 million, compared to $419 million in the prior year period. The year-on-year decrease is primarily due to the decrease in net income, excluding the impact of non-cash items, partially offset by an improvement in working capital.

CEO comments
“We ended 2019 with improved momentum, exceeding our revenue, adjusted EPS and cash flow targets for the fourth quarter. While our performance throughout the year was impacted by ongoing industry and macro headwinds, we have made strong progress in a number of operational areas. During Q4, we began implementing our cost transformation plan, which will realign and reshape Delphi Technologies for future profitable growth. I am pleased with our early progress, and are ahead of schedule in delivering bottom line savings,” said Richard F. Dauch, Chief Executive Officer of Delphi Technologies.

“At the end of January, we were pleased to announce that BorgWarner will acquire Delphi Technologies in an all-stock transaction. Together, we plan to create a pioneering propulsion technologies company uniquely equipped to serve OEMs and aftermarket customers around the world. This compelling transaction, which is expected to be completed in the second half of the year, was unanimously approved by our board of directors and delivers clear benefits to our stakeholders. For our shareholders, they receive immediate value and the ability to benefit from the future upside potential given the enhanced prospects of the combined company.”

Use of non-GAAP financial information
This press release contains information about Delphi Technologies’ financial results which are not presented in accordance with U.S. GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and the Adjusted Effective Tax Rate are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other (expense) income, net, income tax expense, equity income, net of tax, restructuring, separation costs, transformation costs, asset impairments and pension charges. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.

Adjusted Net Income represents net income attributable to Delphi Technologies before restructuring and other special items, including the tax impact thereon. Adjusted Net Income per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Adjusted Effective Tax Rate represents income tax expense less the income tax related to the adjustments noted above for Adjusted Net Income, divided by income before income taxes less adjustments.

In addition, this press release contains information about the Company’s adjusted revenue, which is presented on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods. Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period. The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar. The Company believes that this presentation provides useful supplemental information regarding changes in our revenue that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its revenue between comparative periods.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income per Share are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.

Such non-GAAP financial measures are reconciled to the most directly comparable U.S. GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for the Company’s reported results prepared in accordance with U.S. GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

Forward-looking statements
This press release, as well as other statements made by Delphi Technologies PLC, contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, the Company’s current views with respect to future events, including the proposed acquisition of the Company by BorgWarner (the “proposed transaction”) and financial performance, or that are based on its management’s current outlook, expectations, estimates and projections, including with respect to the combined company following the proposed transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market and those resulting from the United Kingdom referendum held on June 23, 2016 in which voters approved an exit from the European Union, commonly referred to as “Brexit”;  risks inherent in operating as a global company, such as, fluctuations in interest rates and foreign currency exchange rates and economic, political and trade conditions around the world; the cyclical nature of automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material integral to the Company’s products; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the North American Free Trade Agreement; the ability of the Company to achieve the intended benefits from its separation from its former parent or from acquisitions the Company may make; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; the ability of the Company to attract and retain customers; changes in the costs of raw materials; the Company’s indebtedness, including the amount thereof and capital availability and cost; the cost and outcome of any claims, legal proceedings or investigations; the failure or breach of information technology systems; severe weather conditions and natural disasters and any resultant disruptions on the supply or production of goods or services or customer demands; acts of war and/or terrorism, as well as the impact of actions taken by governments as a result of further acts or threats of terrorism; the possibility that the proposed transaction will not be pursued; failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of the Company’s ordinary shares or BorgWarner’s shares of common stock and on the Company’s or BorgWarner’s operating results because of a failure to complete the proposed transaction; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate the Company’s businesses; negative effects relating to the announcement of the proposed transaction or any further announcements relating to the proposed transaction or the consummation of the proposed transaction on the market price of the Company’s ordinary shares or BorgWarner’s shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; general economic and business conditions that affect the combined company following the consummation of the proposed transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond the Company’s control.
Additional factors are discussed under the captions “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission (the “SEC”). New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law. All subsequent written and oral forward-looking statements attributable to the Company or its directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

No offer or solicitation
This press release contains information about the Company’s financial results and proposed transaction. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the proposed transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. In connection with the proposed transaction, the Company will file certain proxy materials, which shall constitute the scheme document and the proxy statement relating to the proposed transaction (the “proxy statement”). The proxy statement will contain the full terms and conditions of the proposed transaction, including details with respect to the Company’s shareholder vote in respect of the proposed transaction. Any decision in respect of, or other response to, the proposed transaction should be made only on the basis of the information contained in the proxy statement.
Participants in the solicitation
The Company, BorgWarner and certain of their respective directors, executive officers and employees may be deemed “participants” in the solicitation of proxies from the Company’s shareholders in respect of the proposed transaction. Information regarding the foregoing persons, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and any other relevant documents to be filed with the SEC. You can find information about the Company’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019, and certain of the Company’s Current Reports on Form 8-K filed with the SEC on January 7, 2019 and July 30, 2019. You can find information about BorgWarner’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019.
Additional information and where to find it
This communication may be deemed solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company will file with the SEC and furnish to the Company’s shareholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, the Company’s shareholders are urged to read the proxy statement and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement (if any) carefully and in their entirety when they become available because they will contain important information about the proposed transaction and the parties to the proposed transaction.
Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and the Company’s and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, are available free of charge through the Company’s and BorgWarner’s websites at www.delphi.com and www.borgwarner.com, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.
General
The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this communication and all other documents relating to the proposed transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement and other relevant documents. Company shareholders are advised to read carefully the formal documentation in relation to the proposed transaction once the proxy statement and other relevant documents have been dispatched.
About Delphi Technologies
Delphi Technologies is a global provider of propulsion technologies that make vehicles drive cleaner, better and further. It offers pioneering solutions for internal combustion engine, hybrid and electric passenger cars and commercial vehicles. Delphi Technologies builds on its Original Equipment expertise to provide leading service solutions for the aftermarket. Headquartered in London (UK), the company operates technical centers, manufacturing sites, customer support service centers in 24 countries and employs more than 21,000 people around the world. Visit www.delphi.com to learn more.
Contacts
Investor Relations contact:
Sherief Bakr
sherief.bakr@delphi.com
+44 203 057 4241

Corporate:
Anna Mitchell (Global/UK)
anna.mitchell@delphi.com
+44 7919 293 056

Kristen Kinley (Global/Americas)
kristen.kinley@delphi.com
+1 248 535 3930

# # #

DELPHI TECHNOLOGIES PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Net sales	$1,056	$1,171	$4,361	$4,858
Operating expenses:
Cost of sales	907	959	3,728	3,961
Selling, general and administrative	102	107	398	414
Amortization	3	5	14	14
Restructuring	59	7	80	35
Total operating expenses	1,071	1,078	4,220	4,424
Operating (loss) income	(15)	93	141	434
Interest expense	(16)	(20)	(68)	(79)
Other income, net	9	5	13	9
Income before income taxes and equity income	(22)	78	86	364
Income tax (expense) benefit	(14)	63	(57)	9
(Loss) income before equity income	(36)	141	29	373
Equity income, net of tax	2	1	4	7
Net (loss) income	(34)	142	33	380
Net income attributable to noncontrolling interest	6	7	16	22
Net (loss) income attributable to Delphi Technologies	$(40)	$135	$17	$358

Net income per share attributable to Delphi Technologies:
Basic	$(0.46)	$1.53	$0.19	$4.04
Diluted	$(0.46)	$1.52	$0.19	$4.03
Weighted average ordinary shares outstanding:
Basic	86.07	88.49	87.29	88.68
Diluted	86.14	88.63	87.42	88.89

DELPHI TECHNOLOGIES PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2019	2018
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$191	$359
Restricted cash	—	1
Accounts receivable, net	821	878
Inventories, net	447	521
Other current asset	189	172
Total current assets	1,648	1,931
Long-term assets:
Property, net	1,509	1,445
Investments in affiliates	42	44
Intangible assets and goodwill, net	60	76
Deferred income taxes	269	280
Other long-term assets	219	117
Total long-term assets	2,099	1,962
Total assets	$3,747	$3,893
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$40	$43
Accounts payable	717	906
Accrued liabilities	466	428
Total current liabilities	1,223	1,377
Long-term liabilities:
Long-term debt	1,455	1,488
Pension and other postretirement benefit obligations	404	467
Other long-term liabilities	210	123
Total long-term liabilities	2,069	2,078
Total liabilities	3,292	3,455
Total Delphi Technologies shareholders’ equity	315	292
Noncontrolling interest	140	146
Total shareholders’ equity	455	438
Total liabilities and shareholders’ equity	$3,747	$3,893

DELPHI TECHNOLOGIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2019	2018
	(in millions)
Cash flows from operating activities:
Net income	$33	$380
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	211	200
Impairment of assets	35	1
Restructuring expense, net of cash paid	31	(32)
Deferred income taxes	9	(108)
Income from equity method investments, net of dividends received	(4)	(7)
Other, net	24	49
Changes in operating assets and liabilities:
Accounts receivable, net	57	162
Inventories	74	(24)
Accounts payable	(117)	(97)
Other, net	(10)	(58)
Pension contributions	(51)	(47)
Net cash provided by operating activities	292	419
Cash flows from investing activities:
Capital expenditures	(371)	(265)
Proceeds from sale of property	12	5
Cost of technology investments	—	(7)
Proceeds from insurance settlement claims	—	1
Settlement of undesignated derivatives	(2)	(8)
Net cash used in investing activities	(361)	(274)
Cash flows from financing activities:
Net repayments under other short-term debt agreements	(3)	(2)
Repayments under long-term debt agreements	(37)	(19)
Dividend payments of consolidated affiliates to minority shareholders	(11)	(12)
Distribution of cash dividends	—	(60)
Taxes withheld and paid on employees’ restricted share awards	(2)	(5)
Repurchase of ordinary shares	(45)	(10)
Net cash used in financing activities	(98)	(108)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(2)	(16)
(Decrease) increase in cash, cash equivalents and restricted cash	(169)	21
Cash, cash equivalents and restricted cash at beginning of period	360	339
Cash, cash equivalents and restricted cash at end of period	$191	$360

DELPHI TECHNOLOGIES PLC
FOOTNOTES
(Unaudited)

1. Segment Summary
Delphi Technologies previously reported financial results based on its two operating segments, Powertrain Systems and Aftermarket. As a result of the change in information the Company’s chief operating decision maker (its Chief Executive Officer) regularly reviews to allocate resources and assess performance, the Company is reporting its financial performance based on four operating segments.

In addition, the Company no longer allocates to its operating segments certain corporate costs and services that are not directly attributable to the Company’s products, technologies or operating segments. This includes headquarter-related and other functional expenses such as executive management, corporate finance, legal and human resources.

Therefore, the prior period information provided below has been recast to reflect these changes. The changes had no impact on the consolidated financial statements.

	Three Months Ended			Year Ended
	December 31,			December 31,
	2019	2018	%	2019	2018	%
	(in millions)			(in millions)
Net Sales
Fuel Injection Systems	$430	$450	(4)%	$1,748	$1,856	(6)%
Powertrain Products	288	325	(11)%	1,231	1,361	(10)%
Electrification & Electronics	199	251	(21)%	834	1,087	(23)%
Aftermarket	220	225	(2)%	841	874	(4)%
Corporate Costs and Other (a)	(81)	(80)	(1)%	(293)	(320)	8%
Net Sales	$1,056	$1,171		$4,361	$4,858

Adjusted Operating Income
Fuel Injection Systems	$18	$36	(50)%	$99	$186	(47)%
Powertrain Products	49	57	(14)%	204	256	(20)%
Electrification & Electronics	14	32	(56)%	44	126	(65)%
Aftermarket	26	28	(7)%	86	97	(11)%
Corporate Costs and Other (a)	(32)	(28)	(14)%	(119)	(117)	(2)%
Adjusted Operating Income	$75	$125		$314	$548

(a) Corporate costs and Other includes corporate related expenses not allocated to operating segments, which primarily includes executive administration, corporate finance, legal, human resources, supply chain management and information technology. This row also includes the elimination of inter-segment transactions.

DELPHI TECHNOLOGIES PLC
FOOTNOTES
(Unaudited)

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi Technologies for the three months and years ended December 31, 2019 and 2018:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	86.07	88.49	87.29	88.68
Dilutive shares related to RSUs	0.07	0.14	0.13	0.21
Weighted average ordinary shares outstanding, including dilutive shares	86.14	88.63	87.42	88.89

Net income per share attributable to Delphi Technologies:
Basic	$(0.46)	$1.53	$0.19	$4.04
Diluted	$(0.46)	$1.52	$0.19	$4.03

DELPHI TECHNOLOGIES PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Operating Income,” “Adjusted Net Income” and “Adjusted Net Income per Share.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income, net, income tax benefit (expense), equity income, net of tax, restructuring, separation costs, transformation costs, asset impairments and pension charges. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Consolidated Adjusted Operating Income
	Three Months Ended				Year Ended
	December 31,				December 31,
	2019		2018		2019		2018
	(in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net (loss) income attributable to Delphi Technologies	$(40)		$135		$17		$358
Net income attributable to noncontrolling interest	6		7		16		22
Net (loss) income	(34)		142		33		380
Equity income, net of tax	(2)		(1)		(4)		(7)
Income tax expense (benefit)	14		(63)		57		(9)
Other income, net	(9)		(5)		(13)		(9)
Interest expense	16		20		68		79
Operating (loss) income	(15)	(1.4)%	93	7.9%	141	3.2%	434	8.9%
Restructuring	59		7		80		35
Separation and transformation costs	3		25		44		78
Asset impairments	26		—		35		1
Pension charges	2		—		14		—
Adjusted operating income	$75	7.1%	$125	10.7%	$314	7.2%	$548	11.3%

Segment Adjusted Operating Income
(in millions)
Three Months Ended December 31, 2019	Fuel Injection Systems	Powertrain Products	Electrification & Electronics	Aftermarket	Corporate Costs and Other (1)	Total
Operating (loss) income	$(13)	$26	$(12)	$25	$(41)	$(15)
Restructuring	24	12	22	1	—	59
Separation and transformation costs	(6)	—	4	—	5	3
Asset impairments	11	11	—	—	4	26
Pension charges	2	—	—	—	—	2
Adjusted operating income	$18	$49	$14	$26	$(32)	$75

Depreciation and amortization (a)	$41	$22	$10	$1	$—	$74

Three Months Ended December 31, 2018	Fuel Injection Systems	Powertrain Products	Electrification & Electronics	Aftermarket	Corporate Costs and Other (1)	Total
Operating income	$30	$54	$28	$25	$(44)	$93
Restructuring	5	2	—	—	—	7
Separation and transformation costs	1	1	4	3	16	25
Asset impairments	—	—	—	—	—	—
Adjusted operating income	$36	$57	$32	$28	$(28)	$125

Depreciation and amortization (a)	$31	$10	$9	$2	$—	$52

Year Ended December 31, 2019	Fuel Injection Systems	Powertrain Products	Electrification & Electronics	Aftermarket	Corporate Costs and Other (1)	Total
Operating income	$47	$171	$1	$81	$(159)	141
Restructuring	32	17	25	2	4	80
Separation and transformation costs	(6)	1	16	1	32	44
Asset impairments	13	15	2	1	4	35
Pension charges	13	—	—	1	—	14
Adjusted operating income	$99	$204	$44	$86	$(119)	$314

Depreciation and amortization (a)	$130	$61	$41	$6	$—	$238

Year Ended December 31, 2018	Fuel Injection Systems	Powertrain Products	Electrification & Electronics	Aftermarket	Corporate Costs and Other (1)	Total
Operating income	$154	$248	$120	$94	$(182)	$434
Restructuring	29	6	—	(2)	2	35
Separation and transformation costs	3	1	6	5	63	78
Asset impairments	—	1	—	—	—	1
Adjusted operating income	$186	$256	$126	$97	$(117)	$548

Depreciation and amortization (a)	$115	$44	$33	$5	$—	$197

(a) Includes asset impairments and excludes amortization of deferred debt issuance costs.

DELPHI TECHNOLOGIES PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(Unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Delphi Technologies, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(in millions, except per share amounts)
Net (loss) income attributable to Delphi Technologies	$(40)	$135	$17	$358
Adjusting items:
Restructuring	59	7	80	35
Asset impairments	26	—	35	1
Separation and transformation costs (1)	3	25	44	78
Pension charges (2)	2	—	29	—
Tax adjustments (3)	3	(73)	7	(83)
Adjusted net income attributable to Delphi Technologies	$53	$94	$212	$389

Weighted average number of diluted shares outstanding	86.14	88.63	87.42	88.89
Diluted net income per share attributable to Delphi Technologies	$(0.46)	$1.52	$0.19	$4.03
Adjusted net income per share	$0.62	$1.06	$2.43	$4.38

(1)
Separation and transformation costs include one-time incremental expenses associated with becoming a stand-alone publicly-traded company and costs and income associated with the transformation of our global technical center footprint.

(2)
Pension charges include a one-time plan curtailment charge, additional contributions to defined contribution plans, other payments to impacted employees and other related expenses resulting from the freeze of future accruals for nearly all U.K. defined benefit pension plans.

(3)
Represents an adjustment to income tax expense related to the tax impact of a one-time intercompany transaction, changes in tax law recognized at the date of enactment, adjustments to provisional amounts recorded in 2017 related to the U.S. Tax Cuts and Jobs Act and the income tax impacts of the adjustments made for restructuring and other special items by calculating the anticipated income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.